Exhibit 99.1
FOR IMMEDIATE RELEASE

Johnson Controls Reports Strong Q1 Results; Raises FY26 Guidance
______________________________________________________________________________________
▪Q1 sales increased 7% and organic sales increased 6%*
▪Q1 GAAP EPS of $0.90; Q1 Adjusted EPS* of $0.89
▪Q1 Orders +39% organically year-over-year
▪Backlog of $18.2 billion increased 20% organically year-over-year
* This earnings release contains non-GAAP financial measures. Definitions and reconciliations of the non-GAAP financial measures can be found in the attached footnotes. Non-GAAP measures should be considered in addition to, and not as replacements for, the most comparable GAAP measures.
_____________________________________________________________________________________

CORK, Ireland — February 4, 2026 — Johnson Controls International plc (NYSE: JCI), a global technology leader in energy efficiency, decarbonization, thermal management and mission-critical performance, is proud to announce fiscal first quarter 2026 GAAP earnings per share (“EPS”) of $0.90. Adjusted EPS was $0.89.

Q1 sales increased 7% to $5.8 billion and organic sales increased 6%.

For the quarter, GAAP net income from continuing operations attributable to JCI was $555 million and adjusted net income was $547 million.

"Johnson Controls delivered a strong start to the year, with solid revenue growth, meaningful margin expansion, and adjusted EPS up nearly 40%, reflecting improving execution across the enterprise,” said Joakim Weidemanis, CEO. “Our nearly 40% order growth highlights strong customer demand in our core end markets, where our technology leadership and enviable field presence continues to differentiate us. As we deploy our proprietary business system more broadly, we’re operating with greater speed and consistency, strengthening our ability to deliver sustained, predictable value for our customers and shareholders."

FISCAL Q1 SEGMENT RESULTS
The financial highlights presented in the tables below exclude discontinued operations and are in accordance with GAAP, unless otherwise indicated. All comparisons are to the first quarter of fiscal 2025. Orders and backlog metrics included in the release relate to the Company's Solutions and Services businesses. Orders prior to Q1 2026 exclude certain equipment-only sales for longer cycle projects. Backlog has been restated to include this new category.
A slide presentation to accompany the results can be found in the Investor Relations section of Johnson Controls’ website at http://investors.johnsoncontrols.com.

Americas

	Fiscal Q1
(in millions)	2026	2025	Change
Sales	$3,843	$3,627	6%
Gross Margin	1,375	1,293	6%

Segment EBITA	620	589	5%
Adjusted Segment EBITA (non-GAAP)	632	589	7%

Segment EBITA Margin %	16.1%	16.2%	(10	bp)
Adjusted Segment EBITA Margin % (non-GAAP)	16.4%	16.2%	20	bp

Segment EBIT	$544	$494	10%
Sales in the quarter of $3.8 billion increased 6% over the prior year. Organic sales also increased 6% led by continued strength across Applied HVAC and Controls.
Excluding M&A and adjusted for foreign currency, orders increased 56% year-over-year and backlog of $13.3 billion increased 22% year-over-year. The increase in backlog and orders was primarily due to demand led by customers' accelerated investments in data center projects.
Segment EBITA margin of 16.1% was approximately flat compared to the prior year. Adjusted segment EBITA in Q1 2026 excludes transformation costs.

EMEA (Europe, Middle East, Africa)

	Fiscal Q1
(in millions)	2026	2025	Change
Sales	$1,261	$1,157	9%
Gross Margin	448	397	13%

Segment EBITA	158	136	16%
Adjusted Segment EBITA (non-GAAP)	164	136	21%

Segment EBITA Margin %	12.5%	11.8%	70	bp
Adjusted Segment EBITA Margin % (non-GAAP)	13.0%	11.8%	120	bp

Segment EBIT	$151	$116	30%
Sales in the quarter of $1.3 billion increased 9% over the prior year. Organic sales grew 4% versus the prior year quarter led by 8% growth in Services.
Excluding M&A and adjusted for foreign currency, orders increased 8% year-over-year and backlog of $3.0 billion increased 11% year-over-year.
Segment EBITA margin of 12.5% expanded 70 basis points versus the prior year driven by favorable pricing and productivity improvements. Adjusted segment EBITA in Q1 2026 excludes transformation costs.

APAC (Asia Pacific)

	Fiscal Q1
(in millions)	2026	2025	Change
Sales	$693	$642	8%
Gross Margin	251	236	6%

Segment EBITA	117	90	30%
Adjusted Segment EBITA (non-GAAP)	117	90	30%

Segment EBITA Margin %	16.9%	14.0%	290	bp
Adjusted Segment EBITA Margin % (non-GAAP)	16.9%	14.0%	290	bp

Segment EBIT	$113	$85	33%
Sales in the quarter of $693 million increased 8% versus the prior year. Organic sales increased 8% versus the prior year led by 9% growth in Products and Systems.
Excluding M&A and adjusted for foreign currency, orders increased 10% and backlog of $1.9 billion increased 20% year-over-year.
Segment EBITA margin of 16.9% increased 290 basis points versus the prior year driven by increased volumes and productivity improvements.

Corporate

	Fiscal Q1
(in millions)	2026	2025	Change
Corporate Expense
GAAP	$156	$171	(9%)
Adjusted (non-GAAP)	107	127	(16%)
Adjusted Corporate expense in both Q1 2026 and Q1 2025 excludes certain transaction/separation costs and transformation costs.
OTHER Q1 ITEMS
▪Cash provided by operating activities was $611 million. Free cash flow was $531 million and adjusted free cash flow was $428 million.
▪The Company paid dividends of $245 million.
▪The Company completed the sale of its ADT Mexico Security business for net proceeds of $207 million. In connection with the sale, the Company recognized a pre-tax gain of $70 million.

GUIDANCE
The following forward-looking statements are non-GAAP financial measures. These non-GAAP financial measures are derived by excluding certain amounts from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts excluded is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period and the high variability of certain amounts, such as mark-to-market adjustments. Organic revenue growth excludes the effect of acquisitions, divestitures and foreign currency. The Company is unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to its most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. The unavailable information could have a significant impact on the Company’s fiscal 2026 second quarter and full year GAAP financial results.
The Company initiated fiscal 2026 second quarter continuing operations guidance:
▪Organic sales growth of ~5%
▪Operating leverage of ~45%
▪Adjusted EPS of ~$1.11

The Company's fiscal 2026 full year continuing operations guidance is as follows:
▪Organic sales growth of mid-single digits (unchanged)
▪Operating leverage of ~50% (unchanged)
▪Adjusted EPS of ~$4.70 (previously ~$4.55)
▪Adjusted free cash flow conversion of ~100% (unchanged)

CONFERENCE CALL & WEBCAST INFO

Johnson Controls will host a conference call to discuss this quarter’s results at 8:30 a.m. ET today, which can be accessed by dialing 855-979-6654 (in the United States) or +1-646-233-4753 (outside the United States) along with passcode 927389, or via webcast. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Johnson Controls website at https://investors.johnsoncontrols.com/news-and-events/events-and-presentations. A replay will be made available approximately two hours following the conclusion of the conference call.

ABOUT JOHNSON CONTROLS

Johnson Controls (NYSE:JCI), a global technology leader in energy efficiency, decarbonization, thermal management and mission-critical performance, helps customers use energy more productively, reduce carbon emissions, and operate with the precision and resilience required in rapidly expanding industries such as data centers, healthcare, pharmaceuticals, advanced manufacturing, and higher education.

For more than 140 years, Johnson Controls has delivered performance where it really matters. Backed by advanced technology, lifecycle services and an industry-leading field organization, we elevate customer performance, turn goals into real-world results and help move society forward.

Visit johnsoncontrols.com for more information and follow @Johnsoncontrols on social platforms.

JOHNSON CONTROLS CONTACTS:

INVESTOR CONTACTS:	MEDIA CONTACT:

Michael Gates	Danielle Canzanella
Direct: +1 414.524.5785	Direct: +1 203.499.8297
Email: michael.j.gates@jci.com	Email: danielle.canzanella@jci.com

###

JOHNSON CONTROLS INTERNATIONAL PLC CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
JOHNSON CONTROLS INTERNATIONAL PLC (the "Company") has made statements in this document that are forward-looking and therefore are subject to risks and uncertainties. All statements in this document other than statements of historical fact are, or could be, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding the Company’s future financial position, sales, costs, earnings, cash flows, other measures of results of operations, synergies and integration opportunities, capital expenditures, debt levels and market outlook are forward-looking statements. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project" or "plan" and terms of similar meaning are also generally intended to identify forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. The Company cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the ability to develop or acquire new products and technologies that achieve market acceptance and meet applicable quality and regulatory requirements; the ability to manage general economic, business and capital market conditions, including the impacts of trade restrictions, recessions, economic downturns and global price inflation; the ability to manage macroeconomic and geopolitical volatility, including changes to laws or policies governing foreign trade, including tariffs, economic sanctions, foreign exchange and capital controls, import/export controls or other trade restrictions as well as any associated supply chain disruptions; the ability to execute on the Company’s operating model and drive organizational improvement; the ability to innovate and adapt to emerging technologies, ideas and trends in the marketplace, including the incorporation of technologies such as artificial intelligence; fluctuations in the cost and availability of public and private financing for customers; the ability to manage disruptions caused by international conflicts, including Russia and Ukraine and the ongoing conflicts in the Middle East; the ability to successfully execute and complete portfolio simplification actions, as well as the possibility that the expected benefits of such actions will not be realized or will not be realized within the expected time frame; managing the risks and impacts of potential and actual security breaches, cyberattacks, privacy breaches or data breaches, maintaining and improving the capacity, reliability and security of the Company’s enterprise information technology infrastructure; the ability to manage the lifecycle cybersecurity risk in the development, deployment and operation of the Company’s digital platforms and services; fluctuations in currency exchange rates; the ability to hire and retain senior management and other key personnel; changes or uncertainty in laws, regulations, rates, policies, or interpretations that impact business operations or tax status; the ability to adapt to global climate change, climate change regulation and successfully meet the Company’s public sustainability commitments; the outcome of litigation and governmental proceedings; the risk of infringement or expiration of intellectual property rights; the ability to manage disruptions caused by catastrophic or geopolitical events, such as natural disasters, armed conflict, political change, climate change, pandemics and outbreaks of contagious diseases and other adverse public health developments; any delay or inability of the Company to realize the expected benefits and synergies of recent portfolio transactions; the tax treatment of recent portfolio transactions; significant transaction costs and/or unknown liabilities associated with such transactions; labor shortages, work stoppages, union negotiations, labor disputes and other matters associated with the labor force; and the cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Johnson Controls’ business is included in the section entitled "Risk Factors" in Johnson Controls' Annual Report on Form 10-K for the year ended September 30, 2025 filed with the United States Securities and Exchange Commission ("SEC") on November 14, 2025, which is available at www.sec.gov and www.johnsoncontrols.com under the "Investors" tab. The description of certain of these risks is supplemented in Item 1A of Part II of Johnson Controls subsequently filed Quarterly Reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law,

Johnson Controls assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.

FINANCIAL STATEMENTS

Johnson Controls International plc
Consolidated Statements of Income
(in millions, except per share data; unaudited)

	Three Months Ended December 31,
	2025	2024
Net sales
Products and systems	$3,892	$3,685
Services	1,905	1,741
	5,797	5,426
Cost of sales
Products and systems	2,648	2,456
Services	1,075	1,044
	3,723	3,500

Gross profit	2,074	1,926

Selling, general and administrative expenses	1,221	1,399
Restructuring and impairment costs	87	33
Net financing charges	59	86
Equity income	1	—

Income from continuing operations before income taxes	708	408

Income tax provision	152	47

Income from continuing operations	556	361

Income (loss) from discontinued operations, net of tax	(31)	90

Net income	525	451

Income (loss) attributable to noncontrolling interests
Continuing operations	1	(2)
Discontinued operations	—	34

Net income attributable to Johnson Controls	$524	$419

Income (loss) attributable to Johnson Controls
Continuing operations	$555	$363
Discontinued operations	(31)	56
Total	$524	$419

Basic earnings (loss) per share attributable to Johnson Controls
Continuing operations	$0.91	$0.55
Discontinued operations	(0.05)	0.08
Total	$0.86	$0.63

Diluted earnings (loss) per share attributable to Johnson Controls
Continuing operations	$0.90	$0.55
Discontinued operations	(0.05)	0.08
Total	$0.85	$0.63

Johnson Controls International plc
Condensed Consolidated Statements of Financial Position
(in millions; unaudited)

	December 31, 2025	September 30, 2025
Assets

Cash and cash equivalents	$552	$379
Accounts receivable - net	6,190	6,269
Inventories	1,932	1,820
Current assets held for sale	20	14
Other current assets	1,747	1,680
Current assets	10,441	10,162

Property, plant and equipment - net	2,130	2,193
Goodwill	16,610	16,633
Other intangible assets - net	3,550	3,613
Noncurrent assets held for sale	109	140
Other noncurrent assets	5,143	5,198
Total assets	$37,983	$37,939

Liabilities and Equity

Short-term debt	$436	$723
Current portion of long-term debt	568	566
Accounts payable	3,614	3,614
Accrued compensation and benefits	891	1,268
Deferred revenue	2,542	2,470
Current liabilities held for sale	13	12
Other current liabilities	2,437	2,288
Current liabilities	10,501	10,941

Long-term debt	8,701	8,591
Pension and postretirement benefit obligations	201	211
Noncurrent liabilities held for sale	14	9
Other noncurrent liabilities	5,333	5,233
Noncurrent liabilities	14,249	14,044

Shareholders’ equity attributable to Johnson Controls	13,204	12,927
Noncontrolling interests	29	27
Total equity	13,233	12,954
Total liabilities and equity	$37,983	$37,939

Consolidated Statements of Cash Flows
(in millions; unaudited)

	Three Months Ended December 31,
	2025	2024
Operating Activities of Continuing Operations
Income (loss) from continuing operations:
Attributable to Johnson Controls	$555	$363
Attributable to noncontrolling interests	1	(2)
Total	556	361
Adjustments to reconcile net income to cash provided by operating activities of continuing operations:
Depreciation and amortization	164	193
Pension and postretirement benefits	(12)	(16)
Deferred income taxes	21	(54)
Noncash restructuring and impairment charges	60	8
Equity-based compensation	34	28
Gain on business divestiture	(70)	—
Other - net	1	8
Changes in assets and liabilities:
Accounts receivable	71	284
Inventories	(112)	(15)
Other assets	88	(171)
Restructuring reserves	(3)	2
Accounts payable and accrued liabilities	(175)	(407)
Accrued income taxes	(12)	28
Cash provided by operating activities from continuing operations	611	249

Investing Activities of Continuing Operations
Capital expenditures	(80)	(116)
Divestiture of businesses, net of cash divested	207	—
Other - net	(37)	11
Cash provided (used) by investing activities from continuing operations	90	(105)

Financing Activities of Continuing Operations
Net proceeds (payments) from borrowings with maturities less than three months	(186)	12
Proceeds from debt	116	1,369
Repayments of debt	(101)	(594)
Stock repurchases and retirements	—	(330)
Payment of cash dividends	(245)	(245)
Employee equity-based compensation withholding taxes	(49)	(29)
Other - net	1	18
Cash provided (used) by financing activities from continuing operations	(464)	201

Discontinued Operations
Cash used by operating activities	(67)	(2)
Cash used by investing activities	—	(10)
Cash used by discontinued operations	(67)	(12)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	5	154
Change in cash, cash equivalents and restricted cash held for sale	—	4
Increase in cash, cash equivalents and restricted cash	175	491
Cash, cash equivalents and restricted cash at beginning of period	398	767
Cash, cash equivalents and restricted cash at end of period	573	1,258
Less: Restricted cash	21	21
Cash and cash equivalents at end of period	$552	$1,237

FOOTNOTES

1.Sale of Residential and Light Commercial HVAC Business

In July 2025, the Company sold its Residential and Light Commercial ("R&LC") HVAC business, including the North America Ducted business and the global Residential joint venture with Hitachi Global Life Solutions, Inc. (“Hitachi”), of which Johnson Controls owned 60% and Hitachi owned 40%. The R&LC HVAC business met the criteria to be classified as a discontinued operation and, as a result, its historical financial results are reflected in the consolidated financial statements as a discontinued operation.

2.Non-GAAP Measures

The Company reports various non-GAAP measures in this earnings release and the related earnings presentation. Non-GAAP measures should be considered in addition to, and not as replacements for, the most comparable GAAP measures. Refer to the following footnotes for further information on the calculations of the non-GAAP measures and reconciliations of the non-GAAP measures to the most comparable GAAP measures.

Organic sales

Organic sales growth excludes the impact of acquisitions, divestitures and foreign currency. Management believes organic sales growth is useful to investors in understanding period-over-period sales results and trends.

Cash flow

Management believes free cash flow and adjusted free cash flow measures are useful to investors in understanding the strength of the Company and its ability to generate cash. These non-GAAP measures can also be used to evaluate the Company’s ability to generate cash flow from operations and the impact that this cash flow has on its liquidity. Management also believes adjusted free cash flows are useful to investors in understanding period-over-period cash flows, cash trends and ongoing cash flows of the Company.

Adjusted free cash flow and adjusted free cash flow conversion are non-GAAP measures which exclude the impacts of the following:

•JC Capital cash flows primarily include activity associated with finance/notes receivables and inventory and/or capital expenditures related to lease arrangements. JC Capital net income is primarily related to interest income on the finance/notes receivable and profit recognized on arrangements with sales-type lease components.

•The impact of the accounts receivables factoring program which was discontinued in March 2024.

•Cash payments related to the water systems AFFF settlement and cash receipts for AFFF-related insurance recoveries.

•Prepayment of royalty fees associated with certain IP licensed to divested businesses.

•Discrete tax payments are non-recurring tax settlements for certain non-US jurisdictions

Adjusted financial measures

Adjusted financial measures are non-GAAP measures that are derived by excluding certain amounts from the corresponding financial measures determined in accordance with GAAP. The determination of the excluded amounts is a matter of management judgment and depends upon the nature and variability of the underlying expense or income amounts and other factors.

As detailed in the tables included in footnotes four through seven, the following items were excluded from certain financial measures:

•Net mark-to-market adjustments are the result of adjusting restricted asbestos investments and pension and postretirement plan assets to their current market value. These adjustments may have a favorable or unfavorable impact on results.

•Restructuring and impairment costs represents restructuring costs attributable to Johnson Controls including costs associated with exit plans or other restructuring plans that will have a more significant impact on the underlying cost structure of the organization. Impairment costs primarily relate to write-downs of goodwill, intangible assets and assets held for sale to their fair value.

•Water systems AFFF settlement and insurance recoveries include amounts related to a settlement with a nationwide class of public water systems concerning the use of AFFF manufactured and sold by a subsidiary of the Company, and AFFF-related insurance recoveries.

•Transaction/separation costs include costs associated with significant mergers and acquisitions.

•Transformation costs represent incremental expenses incurred in association with strategic growth initiatives and cost saving opportunities in order to realize the benefits of portfolio simplification and the Company's lifecycle solutions strategy.

•ERP asset - accelerated depreciation represents a change in ERP strategy within the EMEA segment, which led to certain assets being abandoned and the useful lives reduced.

•Earn-out adjustments relate to earn-out liabilities associated with certain significant acquisitions and may have a favorable or unfavorable impact on results.

•Cyber incident costs primarily represent expenses, net of insurance recoveries, associated with the response to, and remediation of, a cybersecurity incident which occurred in September 2023.

•Product quality costs are costs related to a product quality issue that is unusual due to the magnitude of the expected cost to remediate in comparison to typical product quality issues experienced by the Company.

•Loss (gain) on divestiture relates to the sale of the ADT Mexico Security and ADTi businesses.

•EMEA joint venture loss relates to certain non-recurring losses associated with the equity method accounting of a joint venture company.

•Discrete tax items, net includes the net impact of discrete tax items within the period, including the following types of items: changes in estimates associated with valuation allowances, changes in estimates associated with reserves for uncertain tax positions, withholding taxes recorded upon changes in indefinite re-investment assertions for businesses to be disposed of and impacts from statutory rate changes.

•Related tax impact includes the tax impact of the various excluded items.

Management believes the exclusion of these items is useful to investors due to the unusual nature and/or magnitude of the amounts. When considered together with unadjusted amounts, adjusted financial measures are useful to investors in understanding period-over-period operating results, business trends and ongoing operations of the Company. Management may also use these metrics as guides in forecasting, budgeting and long-term planning processes and for compensation purposes.

Operating leverage

Operating leverage is defined as the ratio of the change in adjusted EBIT for the period, divided by the corresponding change in net revenues. Management believes operating leverage is a useful metric to reflect enterprise value creation, capturing the impact of scale and cost discipline across the organization.

Debt ratios

Management believes that net debt to adjusted EBITDA, a non-GAAP measure, is useful to understanding the Company's financial condition as the ratio provides an overview of the extent to which the Company relies on external debt financing for its funding and also is a measure of risk to its shareholders.

3. Sales

The following tables detail the changes in sales from continuing operations attributable to organic growth, foreign currency, acquisitions, divestitures and other (unaudited):

Net sales	Three Months Ended December 31
(in millions)	Americas	EMEA	APAC	Total
Net sales - 2024	$3,627	$1,157	$642	$5,426
Base year adjustments
Divestitures and other	—	(15)	—	(15)
Foreign currency	6	65	1	72
Adjusted base net sales	3,633	1,207	643	5,483
Acquisitions	—	3	—	3
Organic growth	210	51	50	311
Net sales - 2025	$3,843	$1,261	$693	$5,797

Growth %:
Net sales	6%	9%	8%	7%
Organic growth	6%	4%	8%	6%

Products and systems revenue	Three Months Ended December 31
(in millions)	Americas	EMEA	APAC	Total
Products and systems revenue - 2024	$2,536	$700	$449	$3,685
Base year adjustments
Foreign currency	7	45	1	53
Adjusted products and systems revenue	2,543	745	450	3,738
Acquisitions	—	3	—	3
Organic growth	97	14	40	151
Products and systems revenue - 2025	$2,640	$762	$490	$3,892

Growth %:
Products and systems revenue	4%	9%	9%	6%
Organic growth	4%	2%	9%	4%

Service revenue	Three Months Ended December 31
(in millions)	Americas	EMEA	APAC	Total
Service revenue - 2024	$1,091	$457	$193	$1,741
Base year adjustments
Divestitures and other	—	(15)	—	(15)
Foreign currency	(1)	20	—	19
Adjusted base service revenue	1,090	462	193	1,745
Organic growth	113	37	10	160
Service revenue - 2025	$1,203	$499	$203	$1,905

Growth %:
Service revenue	10%	9%	5%	9%
Organic growth	10%	8%	5%	9%

4. Cash Flow, Free Cash Flow and Free Cash Flow Conversion

The following table includes operating cash flow conversion, free cash flow and free cash flow conversion (unaudited):

	Three Months Ended December 31,
(in millions)	2025	2024
Cash provided by operating activities from continuing operations	$611	$249
Income from continuing operations attributable to Johnson Controls	555	363
Operating cash flow conversion	110%	69%

Cash provided by operating activities from continuing operations	$611	$249
Capital expenditures	(80)	(116)
Free cash flow (non-GAAP)	$531	$133

Income from continuing operations attributable to Johnson Controls	$555	$363
Free cash flow conversion from net income (non-GAAP)	96%	37%

The following table includes adjusted free cash flow and adjusted free cash flow conversion (unaudited):

	Three Months Ended December 31,
(in millions)	2025	2024
Free cash flow (non-GAAP)	$531	$133
Adjustments:
JC Capital cash used by operating activities	(31)	66
Water systems AFFF settlement cash payments and insurance recoveries	(74)	397
Prepaid IP royalties for divested businesses	(29)	—
Impact from discontinued factoring program	—	7
Discrete tax payments	31	—
Adjusted free cash flow (non-GAAP)	$428	$603

Adjusted net income attributable to JCI (non-GAAP)	$547	$426
JC Capital net (income) loss	7	(5)
Adjusted net income attributable to JCI, excluding JC Capital (non-GAAP)	$554	$421
Adjusted free cash flow conversion (non-GAAP)	77%	143%

5. Segment Profitability and Corporate Expense

The Company evaluates the performance of its business units primarily on segment EBITA and segment EBIT. The following tables reconcile segment EBITA to EBIT and Income (loss) from continuing operations (the most comparable GAAP measure) to EBIT.

	Three Months Ended December 31,
	Actual		Adjusted (Non-GAAP)
(in millions; unaudited)	2025	2024	2025	2024

Segment EBITA
Americas	$620	$589	$632	$589
EMEA	158	136	164	136
APAC	117	90	117	90
Corporate expenses	(156)	(171)	(107)	(127)
Amortization	(87)	(120)	(87)	(120)
Restructuring and impairment costs	(87)	(33)	—	—
Water systems AFFF insurance recoveries	130	4	—	—
Gain on divestiture	70	—	—	—
Other	2	(1)	—	—
EBIT	$767	$494	$719	$568
EBIT Margin	13.2%	9.1%	12.4%	10.5%
Segment EBITA Margin	15.4%	15.0%	15.7%	15.0%

Income (loss) from continuing operations:
Attributable to Johnson Controls	$555	$363	$547	$426
Attributable to noncontrolling interests	1	(2)	1	(2)
Income from continuing operations	556	361	548	424
Less: Income tax provision (1)	152	47	112	58
Income before income taxes	708	408	660	482
Net financing charges	59	86	59	86
EBIT	$767	$494	$719	$568

(1) Adjusted income tax provision excludes the related tax impacts of pre-tax adjusting items.

The following tables include the reconciliations of segment EBITA and EBIT as reported to adjusted segment EBITA and EBIT and adjusted segment EBITA and EBIT margin (unaudited):

	Three Months Ended December 31,
(in millions)	Americas		EMEA		APAC
	2025	2024	2025	2024	2025	2024

Sales	$3,843	$3,627	$1,261	$1,157	$693	$642

Segment EBITA	620	589	158	136	117	90
Amortization	76	95	7	20	4	5
Segment EBIT	544	494	151	116	113	85

Adjusting items:
Transformation costs	12	—	6	—	—	—

Adjusted segment EBITA (non-GAAP)	632	589	164	136	117	90
Adjusted EBIT (non-GAAP)	556	494	157	116	113	85

Segment EBITA Margin %	16.1%	16.2%	12.5%	11.8%	16.9%	14.0%
Adjusted segment EBITA Margin % (non-GAAP)	16.4%	16.2%	13.0%	11.8%	16.9%	14.0%

EBIT Margin %	14.2%	13.6%	12.0%	10.0%	16.3%	13.2%
Adjusted EBIT Margin % (non-GAAP)	14.5%	13.6%	12.5%	10.0%	16.3%	13.2%

The following table reconciles Corporate expense from continuing operations as reported to the comparable adjusted amounts (unaudited):

	Three Months Ended December 31,
(in millions)	2025	2024

Corporate expense (GAAP)	$156	$171

Adjusting items:
Transaction/separation costs	(12)	(11)
Transformation costs	(37)	(33)
Adjusted corporate expense (non-GAAP)	$107	$127

6. Net Income and Diluted Earnings Per Share

The following tables reconcile net income from continuing operations attributable to JCI and diluted earnings per share from continuing operations as reported to the comparable adjusted amounts (unaudited):

	Three Months Ended December 31,
	Income from continuing operations attributable to JCI		Diluted earnings per share
(in millions, except per share)	2025	2024	2025	2024

As reported (GAAP)	$555	$363	$0.90	$0.55

Adjusting items:
Net mark-to-market adjustments	(2)	1	—	—
Restructuring and impairment costs	87	33	0.14	0.05
Water systems AFFF insurance recoveries	(130)	(4)	(0.21)	(0.01)
Transaction/separation costs	12	11	0.02	0.02
Transformation costs	55	33	0.09	0.05
Gain on divestiture	(70)	—	(0.11)	—
Discrete tax items	11	—	0.02	—
Related tax impact	29	(11)	0.05	(0.02)
Adjusted (non-GAAP)*	$547	$426	$0.89	$0.64
* May not sum due to rounding

The following table reconciles the denominators used to calculate basic and diluted earnings per share (in millions; unaudited):

	Three Months Ended December 31,
	2025	2024

Weighted average shares outstanding
Basic weighted average shares outstanding	611	662
Effect of dilutive securities:
Stock options, unvested restricted stock and unvested performance share awards	3	3
Diluted weighted average shares outstanding	614	665

7. Debt Ratios

The following table includes continuing operations and details net debt to income before income taxes and net debt to adjusted EBITDA (unaudited):

(in millions)	December 31, 2025		September 30, 2025		December 31, 2024
Short-term debt	$436		$723		$882
Current portion of long-term debt	568		566		522
Long-term debt	8,701		8,591		8,589
Total debt	9,705		9,880		9,993
Less: cash and cash equivalents	552		379		1,237
Net debt	$9,153		$9,501		$8,756

Last twelve months income before income taxes	$2,269		$1,969		$1,610

Net debt to income before income taxes	4.0	x	4.8	x	5.4	x

Last twelve months adjusted EBITDA (non-GAAP)	$4,109		$3,987		$3,733

Net debt to adjusted EBITDA (non-GAAP)	2.2x		2.4x		2.3x

The following table reconciles income from continuing operations to adjusted EBIT and adjusted EBITDA (unaudited):

	Twelve Months Ended
(in millions)	December 31, 2025	September 30, 2025	December 31, 2024
Income from continuing operations	$1,919	$1,724	$1,432
Income tax provision	350	245	178
Income before income taxes	2,269	1,969	1,610
Net financing charges	292	319	341
EBIT	2,561	2,288	1,951
Adjusting items:
Net mark-to-market adjustments	3	6	(24)
Restructuring and impairment costs	600	546	507
Water systems AFFF settlement	—	—	750
Water systems AFFF insurance recoveries	(165)	(39)	(371)
Earn-out adjustments	—	—	(68)
Transaction/separation costs	40	39	43
Transformation costs	202	180	33
Cyber incident costs	—	—	4
Product quality costs	—	—	33
ERP asset - accelerated depreciation	102	102	—
Loss (gain) on divestiture	(70)	—	42
EMEA joint venture loss	—	—	17
Adjusted EBIT (non-GAAP)	3,273	3,122	2,917
Depreciation and amortization	836	865	816
Adjusted EBITDA (non-GAAP)	$4,109	$3,987	$3,733

8. Income Taxes

After adjusting for certain non-recurring items, the Company's effective tax rate for continuing operations was approximately 17% for the three months ending December 31, 2025 and approximately 12% for the three months ending December 31, 2024.